Exhibit 99.1

News Release

Investor Contact:

Taylor Hudson

+1 603.430.5397

thudson@spragueenergy.com

Sprague Resources LP Declares Cash Distribution

for the First Quarter of 2014

Portsmouth, NH (April 29, 2014) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.4125 per unit for the quarter ended March 31, 2014. The distribution will be paid on May 15, 2014 to unitholders of record as of the close of business May 9, 2014.

About Sprague Resources LP

Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials.

Forward-Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s prospectus and SEC filings. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #